Contact:	Allen & Caron Inc.	RITA Medical Systems, Inc.
	Jill Bertotti (investors)	Don Stewart, Chief Financial Officer
	jill@allencaron.com	Stephen Pedroff, VP Marketing Communications
	949-474-4300	650-314-3400
	SurfMedia Communications	dstewart@ritamed.com
	Juliana Minsky (media)	spedroff@ritamed.com
jm@surfmedia.com
805-962-3700

SOCIETY OF INTERVENTIONAL RADIOLOGY ANNUAL MEETNG FEATURES RITA MEDICAL SYSTEMS RADIOFREQUENCY ABLATION TECHNOLOGY IN PRESS RELEASES AND SCIENTIFIC SESSIONS

Mountain View, Calif., April 6, 2004, RITA Medical Systems, Inc. (Nasdaq: RITA) today announced that radiofrequency ablation (RFA) was featured in more than 15 clinical papers presented at the Society of Interventional Radiology (SIR) 2005 Annual Meeting, held in New Orleans March 31 through April 5. In addition to podium presentations, poster sessions, educational workshops and other clinical presentations involving RFA, conference organizers presented clinical data from studies using RITA RFA technology for treating pain in patients whose liver cancer has metastasized to the bone, and in lung cancer patients with unresectable tumors.

On Friday, April 1, 2005, the SIR held a press conference and issued a press release entitled “New Research Shows Three Innovative Nonsurgical Bone Tumor Treatments Provide Pain Relief for Cancer Patients.” The release cited the presentation by Dr. A. Nakatsuka, of the Mie Univ. School of Medicine in Mie Prefect Japan, entitled “Radiofrequency Ablation for the Treatment of Painful Bone Metastases from Hepatocellular Carcinoma.” The study authors concluded that “RF ablation is a feasible and useful treatment in relieving pain in a short period in patients with painful bone metastases.” To view the RFA for bone metastases release, please visit the SIR website at the following link: http://www.sirweb.org/news/newsPDF/bonepain_release.pdf.

On Saturday, April 2, 2005, the SIR held a press conference and issued a press release entitled “Prospective, Multicenter Lung Cancer Trial Shows Heat Directly Kills Tumors in 93 Percent of Cases.” The release reported the ongoing success of a clinical trial authored by Riccardo Lencioni, M.D., Professor of Diagnostic and Interventional Radiology at the University of Pisa in Italy, in which computed tomography (CT) guided RFA was used to treat 106 patients with non-small cell lung cancer (NSCLC) or pulmonary metastases to determine the survival outcomes. Cancer-specific survival was 91% at one year and at two years in patients with NSCLC. The study concluded that CT-guided RFA yields high local tumor control rates in patients with pulmonary malignancies, and is associated with acceptable morbidity. Cancer-specific survival outcomes support the use of RFA for patients with NSCLC or colorectal cancer (CRC) metastases who are not candidates for surgery. To view the RFA for lung cancer release, please visit the SIR website at the following link: http://www.sirweb.org/news/newsPDF/lung_release.pdf.

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SIR ISSUES PRESS RELEASES HIGHLIGHTING RADIOFREQUENCY ABLATION
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 About RITA Medical Systems, Inc.

RITA Medical Systems develops manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary Vortex® technology; tunneled central venous catheters; safety infusion sets and peripherally inserted central catheters used primarily in cancer treatment protocols. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA Company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

The statements in this news release related to the activities of professional societies in releasing news about the efficacy of radiofrequency ablation and the company’s products are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company's filings with the Securities and Exchange Commission.

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